PROMISSORY NOTE
                                 (Interim Loan)

$65,000.00                                                  September 24, 1996
                                                            San Jose, California

         FOR VALUE RECEIVED, the undersigned promises to pay to Bell Sports, Inc., a California corporation ("Payee"), the principal sum of Sixty Five
Thousand Dollars. No interest shall accrue or be payable on the principal balance provided that the principal balance is timely paid in accordance with the following terms.

         Interest will be imputed at the rate of six percent (6%) per annum, and shall be added to the W-2 of the undersigned employee. The undersigned employee will pay all taxes on interest so imputed.

         The balance of the note is payable as follows:

                  (1) Fifty percent (50%) of any bonus (if any) awarded to the undersigned by Payee after the date hereof shall be applied by Payee to reduce the balance hereof;

                  (2) The entire principal balance hereof is due and payable upon the earlier of the following: (a) the termination, for whatever reason, of the undersigned as an employee of the Payee; (b) the dissolution or liquidation of the Payee; or (c) the third anniversary of this promissory note as reflected by the date at the top hereof.

         In the event that the note is not paid strictly in accordance with all of the above terms, then and thereafter the principal balance will bear interest at the maximum legal rate until paid in full.

         This Note is secured by a Collateral Pledge Agreement of even date herewith, the terms of which are incorporated herein by reference. This Note shall for all purposes be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the undersigned have caused this Promissory Note to be executed as of the day and year first above written.


                                                     /s/ Mary George
                                                     ---------------------------
                                                     Employee, Mary George

         I join the act and deed of Employee, my husband/wife, and agree to joint and several liability of all obligations hereinabove imposed.


                                                     /s/
                                                     ---------------------------
                                                     Employee's Spouse